SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

CHECK THE APPROPRIATE BOX:
[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d))

[X]	Definitive Information Statement

BIO MATRIX SCIENTIFIC GROUP, INC.
(Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (Check The Appropriate Box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:
Common Stock
Preferred Stock
	2)	Aggregate number of securities to which transaction applies:

3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A in aggregate cash to be received by Registrant (rule 240.0-11(c)(2)).

	4)	Proposed maximum aggregate value of transaction: _______________________

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:____

	2)	Form, Schedule, or Registration Statement No.:___

	3)	Filing Party:___

	4)	Date Filed:___

BIO-MATRIX SCIENTIFIC GROUP, INC.
4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA,

October 31, 2011

To Our Stockholders:

This information statement is provided on or about October 31, 2011 by Bio-Matrix Scientific Group, Inc., a Delaware corporation (“We”, “Us”, “Our” or the “Company”), to holders of our outstanding shares of common and preferred  stock pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended.  The purpose of this information statement is to inform our stockholders that our board of directors (the “Board”) has recommended and holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have consented in writing to amending the Certificate of Incorporation of the Company as follows:

Striking out Articles Four (4.) thereof and substituting in lieu of said Article the following new Article

"FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

Five Hundred Million (500,000,000) shares of Common Stock with a par value of $0.0001 each; and Twenty Million (20,000,000) shares of Preferred Stock with a par value of $0.0001 each.

The Common Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the Corporation shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the Common Stock that may be desired. Subject to the limitation on the total number of shares of Common Stock which the Corporation has authority to issue hereunder, the Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the Corporation shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the Preferred Stock that may be desired. Subject to the limitation on the total number of shares of Preferred Stock which the Corporation has authority to issue hereunder, the Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

The abovementioned amendments will become effective upon filing of a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State. This filing will not occur until after a date which is at least twenty (20) days after the filing and mailing of this Definitive Information Statement.

As of  October 19, 2011  we had 100,000,000 shares of common stock, $.001 par value per share, authorized, of which  72,189,747  were issued and outstanding and  20,000,000 shares of preferred stock, $.001 par value,  authorized of which  1,963,821 Preferred Shares, 725,409 Series B Preferred Shares and 4,852 Series AA Preferred Shares were issued and outstanding.  Certain of our stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have executed a written consent in favor of the action described above; therefore no votes of our other stockholders are required to approve the above-referenced action.  This information statement is being sent to you for information purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

Very truly yours,
David Koos
President, CEO, Chairman,

The date of this Information Statement is October 31, 2011.

STOCKHOLDERS ENTITLED TO VOTE

On October 19, 2011, the Board unanimously approved the proposed actions and recommended that such proposal be submitted for stockholder approval.

The Board has fixed the close of business on October 19, 2011, as the record date for determining the stockholders entitled to notice of the above noted action.   Adoption of the proposed action requires the approval of our stockholders holding not less than a majority of our issued and outstanding common stock.  As of October 19, 2011, 72,189,747   shares of our common stock were issued and outstanding, 1,963,821 shares of our Preferred stock were issued and outstanding, 725,409 of our Series B Preferred Shares were issued and outstanding, and 4,852 of our Series AA Preferred Shares were issued and outstanding.  Each share of our common stock outstanding entitles the holder to one vote on all matters brought before the stockholders. Each share of our preferred stock outstanding entitles the holder to one vote on all matters brought before the stockholders. Each share of our Series B preferred stock outstanding entitles the holder to one vote on all matters brought before the stockholders. Each share of our Series AA preferred stock outstanding entitles the holder to 10,000 votes on all matters brought before the stockholders.

Certain of our stockholders, together having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, have executed a written consent voting in favor of the proposed action.  Because stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have voted in favor of the proposed action, no votes of our other stockholders are required to approve the action described herein.  Accordingly, this information statement is being furnished to you solely to provide you with information concerning these matters in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated under that Act, including Regulation 14C.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the close of business on October 19, 2011, concerning shares of our common stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock.

 Based on 72,189,747 shares issued and outstanding as of October 19, 2011

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class
Common	David R. Koos C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	12,718,639	(a)	18%
Common	All Officers and Directors as a Group(a)	12,718,639	(a)	18%

(a)    Includes 4,159,085 shares owned by Bombardier Pacific Ventures Inc., which is wholly owned by David Koos and 104,160 shares owned AFN Trust for which David Koos serves as Trustee.

The following table sets forth information as of the close of business on October 19, 2011, concerning shares of our preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of preferred stock.

 Based on 1,925,846 shares issued and outstanding as of October 19, 2011

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Preferred	David R. Koos (a)(b) C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	524,079	27%
Preferred	Copeland Revocable Trust	166,907	9%
Preferred	Ronald Williams	205,714	11%
Preferred	All Officers and Directors as a Group(c)	524,079	27%

(a)
Includes 458,503 Preferred Shares owned by BMXP Holdings Shareholder Business Trust.  David R. Koos is the Trustee of BMXP Holdings Shareholder Business Trust. (b) Includes 62,056 shares owned by Bombardier Pacific Ventures Inc., which is wholly owned by David Koos and AFN Trust for which David Koos serves as Trustee.

The following table sets forth information as of the close of business on October 19, 2011 concerning shares of our Series B preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Series B preferred stock.

Based on 724,222 shares issued and outstanding as of October 19, 2011

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Series B Preferred	David R. Koos (a)(b) C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	96,012	13%
Series B Preferred	All Officers and Directors As a Group(c)	96,012	13%

(a)
Includes 9,171 Preferred Shares owned by BMXP Holdings Shareholder Business Trust.  David R. Koos is the Trustee of BMXP Holdings Shareholder Business Trust. (b) Includes 58,935 shares owned by Bombardier Pacific Ventures Inc., which is wholly owned by David Koos  and 836 shares owned by  AFN Trust for which David Koos serves as Trustee

The following table sets forth information as of the close of business on October 19, 2011 concerning shares of our Series AA Preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Series AA Preferred stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Series AA Preferred	David R. Koos C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	4,852	100%
Common	All Officers and Directors As a Group(a)	4,852	100%

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  In addition, we will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

DISSENTER’S RIGHT OF APPRAISAL

No action will be taken in connection with the proposed action by the Board or the voting stockholders for which Delaware law, our Certificate of Incorporation or our Bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

No officer or director has a substantial interest, either directly or indirectly, in the favorable action regarding the resolution.

PURPOSE OF ACTION

The Board of Directors believes that increasing the amount of common shares the Company is authorized to issue will be beneficial to us in that it will grant us greater flexibility in issuing common shares  for various corporate purposes, including mergers and acquisitions, stock dividends, stock splits, stock options, and convertible debt and equity financings, compensation of officers, satisfaction of obligations and others, in each case as the Board of Directors determines in its discretion. The actions with respect to the abovementioned amendments to our certificate of incorporation are not being taken by us in response to any current offer of financing, employment or retention of any person or firm or any currently anticipated merger with, or acquisition of or by another entity.

EFFECT ON SHAREHOLDERS

To the extent that additional authorized shares are issued in the future, they may decrease the existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders. Holders of common stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

The increase in the authorized number of shares of common stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us. The Board is not currently aware of any attempt to take over or acquire us. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the number of shares of common stock authorized for issuance under the Articles is not prompted by any specific effort or takeover threat currently perceived by management.

 DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders. Upon receipt of such notice, the Company will undertake to deliver promptly a separate copy of the Information Statement to the Stockholder at the shared address to which a single copy of the documents was delivered and provide instructions as to how the stockholder can notify the Company that the Stockholder wishes to receive a separate copy of the Information Statement. In the event that a Stockholder desires to provide such a notice to the Company such notice may be given verbally by telephoning the Company's offices at (619) 398-3517 or in writing at the Company's offices located at 4700 Spring Street, Suite 203, La Mesa, California 91942.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.  Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.